                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report: December 20, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




                     Delaware                          52-1555759
             (State of Incorporation)              (I.R.S. Employer
                                                   Identification No.)



                35 West Watkins Mill Road, Gaithersburg, MD 20878
                (Address of principal executive office (Zip Code)


Registrant's telephone number, including area code (301) 417-0770


No Exhibits are being filed with this report.


CytoGam, RespiGam and Synagis are registered trademarks of the Company.

MEDIMMUNE, INC.
Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated December 17, 1999:



             MEDIMMUNE ANNOUNCES LICENSURE OF MANUFACTURING FACILITY

     Gaithersburg, MD, December 17, 1999 - MedImmune, Inc. (Nasdaq: MEDI) today announced the approval of its new manufacturing facility in Frederick, Maryland by the U.S. Food and Drug Administration. This approval allows MedImmune to begin distributing Synagis manufactured at the facility. Synagis (palivizumab) is a drug used to prevent serious lower respiratory tract disease caused by respiratory syncytial virus (RSV) in pediatric patients at high risk of RSV disease (see full prescribing information at www.medimmune.com/ products/ synagispi.htm). This facility will augment the supply of Synagis produced at Boehringer Ingelheim Pharma KG in Biberach, Germany, under their contract manufacturing agreement with MedImmune.

Dr. Wayne T. Hockmeyer, MedImmune's chief executive officer and chairman, stated: "Since MedImmune's inception, our goal has been to be a fully integrated company, capable of taking a product from discovery through development, marketing and sales. The licensure of this plant is an important step in this process and further establishes us as a solid presence in the biotechnology industry. Many factors contributed to achieving this milestone, including the dedication and hard work of our employees, as well as the ongoing support of the state of Maryland and the city and county of Frederick. We thank all those involved throughout the process and look forward to this manufacturing site contributing meaningfully to the growth of MedImmune and the community of which it is a part."

The Frederick manufacturing facility was structurally completed in January 1998. It is located on a 26-acre site approximately 30 minutes from MedImmune's headquarters in Gaithersburg, Maryland. With a floor space of approximately 90,000 square feet, the facility includes modules for production of antibody-based products as well as facilities for quality control, warehousing, and manufacturing administration.

Synagis is a humanized monoclonal antibody used in the prevention of serious lower respiratory tract disease caused by RSV in pediatric patients at high risk of RSV disease, the most common cause of pneumonia and bronchiolitis in infants and children. Synagis is the first monoclonal antibody to be licensed for any infectious disease. It is administered by intramuscular injection once per month during anticipated periods of RSV prevalence, which typically runs from October through April in the United States, where there are over 300,000 infants at risk of contracting the disease. In the United States, MedImmune co-promotes the product with the Ross Products Division of Abbott Laboratories (NYSE:ABT). Outside the U.S., Abbott International distributes the product.

MedImmune, Inc. is a fully integrated biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. Headquartered in Gaithersburg, Maryland, MedImmune has manufacturing facilities in Frederick, Maryland and Nijmegen, The Netherlands, and an oncology subsidiary in West Conshohocken, Pennsylvania.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that RSV disease occurs primarily during the winter months; the company believes its operating results will continue to reflect that seasonality for the foreseeable future.




                                 MEDIMMUNE, INC.
                               ----------------
                               (Registrant)



Date: December 20, 1999   By: /s/David M. Mott
                              ----------------
                              David M. Mott, Vice Chairman and
                             Chief Financial Officer